                                    EXHIBIT I



Item 3

      (b) /X/ Bank as defined in Section 3(a)(b) of the Act

                  Chancellor LGT Trust Company

      (c) /X/ Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

                  Chancellor LGT Asset Management, Inc.